Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4:       Daniel Zeff

Date of Earliest Transaction Required to be Reported:       September 11, 2006

Issuer Name and Ticker Symbol:      Castelle (CSTL)

Names:            Zeff Holding Company, LLC and Zeff Capital Partners I, L.P.
Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC and Zeff Capital Partners I, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Castelle.


ZEFF HOLDING COMPANY, LLC        ZEFF CAPITAL PARTNERS I, L.P

                                 By: Zeff Holding Company, LLC, as
                                     general partner

By:                              By:
    -----------------------             --------------------------
    Name:  Daniel Zeff                  Name:  Daniel Zeff
    Title:     Manager                  Title:     Manager



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